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                                                                  EX-99.906CERT

                            OHIO NATIONAL FUND, INC.
                                  JUNE 30, 2006
                           SECTION 906 CERTIFICATIONS


John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of Ohio National Fund, Inc. (the "Registrant"), each certify to the best of his knowledge and belief that:

1. The Registrant's report on Form N-CSR for June 30, 2006 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


August 31, 2006                             August 31, 2006
------------------                          ------------------
Date                                        Date

/s/ John J. Palmer                          /s/ R. Todd Brockman
------------------                          --------------------
John J. Palmer                              R. Todd Brockman
President and Director                      Treasurer
Ohio National Fund, Inc.                    Ohio National Fund, Inc.


A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.